UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2014
Date of Report (Date of earliest event reported)

PERK INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-189540	46-2622704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2470 East 16th Street Brooklyn, NY	11235
(Address of principal executive offices)	(Zip Code)

800-221-2972
Registrant’s telephone number, including area code

____________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors (the “Board”) of Perk International Inc., a Nevada corporation (the “Company”), approved the execution of a letter of intent dated as of July 15, 2014 (the “Letter of Intent”), with Tech9 Inc., a private company organized under the laws of the Province of Ontario (“Tech9”). In accordance with the terms and provisions of the Letter of Intent:

(i)
the Company, Tech9 and Tech9’s shareholders (the “Tech9 Shareholders”) shall enter into a share exchange agreement pursuant to which the Tech9 Shareholders shall tender all of the issued and outstanding shares of common stock of Tech9 to the Company in exchange for the issuance by the Company of 70,000,000 of its shares of restricted common stock to the Tech9 Shareholders;

(ii)	Tech9 shall provide the necessary executive officers to continue business operations of the Company and the Company will enter into employment agreements with those persons;

(iii)	Tech9 shall appoint two persons to the Board of Directors of the Company;

(iv)	the Company will discontinue its current business operations and, in connection therewith, the current majority shareholders will cancel their 45,000,000 shares of common stock in the Company;

(v)
the parties expect to close the above transactions within 60 days provided that (a) no material change in Tech9’s business has occurred, (b) Tech9 is not a party to any material litigation within the past two years, (c) Tech9 is able to provide audited financials, and (d) Tech9 guarantees that it will cover all costs of future financial filings, will be current in the Company’s reporting obligations with the SEC and will maintain an effective registration statement or file a post-effective amendment to the registration statement until the expiration of the warrants providing that a minimum of 25% of the warrants have not been exercised; and

(vi)
At the cost of triggering anti-dilution protection for all existing shareholders, new management of the Company will be prohibited from (a) selling stock or any instrument converting into common stock below $0.15 per share, (b) reverse splitting  the common stock, (c) issuing any instruments that have voting rights superior to the Company’s common stock, (d) issuing cashless exercises in warrants; (e) issuing S-8 options exercisable below $0.15 per share, and (e) redeeming warrants dated January 8, 2014 providing that at least 25% of the warrants have not been exercised.

Tech9 is a value added channel partner and reseller of commercial grade hardware (Media PC’s, Monitors & Accessories) along with digital signage software. Tech9 has an interactive e-commerce site and is the recommended partner for several software developers. Tech9 has established strategic relationships in place with major manufactures. These include; Samsung, LG, NEC, Sharp, MediaVue, Intel and Tech9 private label players.

Tech9 provides national deployment and system management throughout North America for the digital out of home marketplace. Tech9 installs turnkey platforms, creates content and remotely manages networks on behalf of third parties in a multitude of verticals. These include; Health Care, Automotive, Financial and Retail among others.

Both the Company and Tech9 need to complete their respective due diligence within 60 days of July 15, 2014. In the event both parties are satisfied with its due diligence, the Company and Tech9 shall execute a definitive share exchange agreement and any other documentation as required.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent dated July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERK INTERNATIONAL INC.

DATE: July 21, 2014	By:	/s/ Andrew Gaudet
	Name:	Andrew Gaudet
	Title:	President